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                                                                Exhibit 99.B.11.




                                 [Letterhead]
                             Tait, Weller & Baker
                         Certified Public Accountants
                       Two Penn Center Plaza, Suite 700
                     Philadelphia, Pennsylvania 19102-1707


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the use of our report dated July 11, 1997 on the financial statements and the financial highlights of McM Principal Preservation Fund, McM Intermediate Fixed Income Fund, McM Fixed Income Fund, McM Balanced Fund, and McM Equity Investment Fund, each a series of shares of beneficial interest of McM funds. Such financial statements and financial highlights appear in the 1997 Annual Report to Shareholders which is incorporated by reference in the Statement of Additional Information filed in the Post-Effective Amendment to the Registration Statement on Form N-1A of McM Funds. We also consent to the references to our Firm in the Registration Statement and Prospectus.


                                                           TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
October 28, 1997